EXHIBIT 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.

WARRANT TO PURCHASE SHARES
OF
WAVE SYSTEMS CORP.

This Warrant is issued to ________________________ (the “Holder”) as of September 23, 2015 (the “Effective Date”) by Wave Systems Corp., a Delaware corporation (the “Company”), pursuant to the terms of that certain Convertible Bridge Instrument and Warrant Subscription Agreement (the “Subscription Agreement”) of even date herewith, and in connection with the Company’s concurrent issuance to the Holder of a Convertible Bridge Instrument (the “Bridge Instrument”). This Warrant is one in a series of warrants issued by the Company on the date hereof pursuant to the Subscription Agreement (such instruments issued pursuant to the Subscription Agreement, the “Company Issued Bridge Instruments”).
Subject to the terms and conditions set forth below and set forth in the Subscription Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase shares of the Company Class A Common Stock (“Shares”) from the Company pursuant to the provisions set forth herein.
The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:
Number and Price of Shares; Exercise Period.
Number of Shares Purchasable Under Warrant.
The Holder shall have the right to purchase [_______] Shares (as such number of Shares may be adjusted from time to time in accordance with Section 5 hereof).

Exercise Price. The per share exercise price for the Shares shall be $[__]
Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term (i) commencing on the six month anniversary of the Effective Date, and (ii) ending on the expiration of this Warrant pursuant to Section 6.
Exercise of the Warrant.
Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:
the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and
the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check made payable to the Company.
Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being exercised) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:
-

X	=	Y (A - B)
A
Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
A	=	the VWAP on the Trading Day immediately preceding the date of such election
B	=	The Exercise Price.

For purposes of this Warrant: (i) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Shares are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Shares are then reported in the “Pink Sheets” published by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Share so reported, or (d) in all other cases, the fair market value of a Share as determined in good faith by the Company; (ii) “Trading Day” means a day on which the principal Trading Market is open for trading; and (iii) “Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of common stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its common stock to a number of shares as shall be sufficient for such purposes.
Limitations on Exercising.  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercised for Shares by the Holder hereof, and the Company shall not effect any exercise of this Warrant for Shares or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such exercise or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 19.9% (the “Maximum Percentage”) of the Common Stock outstanding immediately following such exercise.   For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act (as defined in the Subscription Agreement) and the rules and regulations promulgated thereunder.  The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.  The Company may not waive this paragraph without the affirmative vote or consent of holders of a majority of all votes cast at a duly convened meeting of the Company’s stockholders.  Prior to completing any exercise of this Warrant, the Company may require the Holder to certify in writing as to the total number of Shares beneficially owned by such Holder at such time.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of Shares then outstanding.
Warrant Registry.
Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. The Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.
Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 3(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant.
Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:
Restrictions on Transfers. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of this Warrant and the Shares issuable upon conversion of this Warrant (collectively, the “Securities”), or any beneficial interest therein, unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement.
Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, as set forth in Exhibit A, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

Securities Law Legend. The Securities shall be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section.
Removal of Legend. The legend referring to federal and state securities laws identified in Section 4(c) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if such securities are registered under the Securities Act.
Adjustments. Subject to the expiration of this Warrant pursuant to Section 6, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 6) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.
Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
Subdivisions and Combinations. In the event that the outstanding shares of common stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of common stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.
Notice of Adjustments. Upon any adjustment in accordance with this Section, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Pacific Standard Time, on September 23, 2020.
No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.
Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:
No Registration. The Holder understands that the Securities have not been registered under the Securities Act and have been issued pursuant to a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.
Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.
Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.
Speculative Nature of Investment. The Holder understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description.

Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.
Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.
Registration Rights. Within 30 days of the Effective Date, the Company shall file a resale registration statement on Form S-3 (the “Registration Statement”) with the SEC for the aggregate number of shares of Common Stock issuable upon exercise of this Warrant (collectively, “Registrable Securities”). The Company shall use commercially reasonable efforts to cause such Registration Statement to be effective within sixty (60) days after the Effective Date. In connection with the preparation of any such Registration Statement, and as a condition to the inclusion of the Holder’s Registrable Securities therein, (i) the Holder shall be required to furnish to the Company promptly following request such information as may be reasonably necessary for the Company’s completion of such Registration Statement and (ii) the Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the applicable registration statement.

Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.
Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.
Miscellaneous.
Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the holders of a Majority in Interest, which majority does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Warrants, each future holder of the Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of Shares issuable upon exercise of the Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12(a).
Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:
if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder.
Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any the Delaware Chancery Court in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.
Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto), the Subscription Agreement and the Convertible Bridge Instrument constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings..
[Signature page follows]

(Signature Page to Warrant to Purchase Shares of Wave Systems Corp.)

The Company signs this Warrant as of the date stated on the first page.
WAVE SYSTEMS CORP.

By: _____________________________

Name: ___________________________

Title: ____________________________

EXHIBIT A
NOTICE OF EXERCISE
TO:    Wave Systems Corp. (the “Company”)
Attention:    President
Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:
Number of shares:
Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(B) of the attached warrant.
Stock Certificate. Please issue a certificate or certificates representing the shares in the name of the undersigned.
Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of the undersigned.

☐	Not applicable.

Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned in the attached warrant are true and correct as of the date hereof.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

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